Villanueva, Purcell & Co.
                        1550 The Alameda, Suite 204
                        San Jose, California  95126



October 4, 1996




Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549


Dear Sirs/Madams:

We have read and agree with the information contained in the section entitled "Change in Accountants" included in Digital Power Corporation's Registration Statement on Form SB-2 to be filed with the Commission on or about October 9, 1996, insofar as such comments relate to us.

Yours truly,

/s/ Villanueva, Purcell & Co.










                           Exhibit 16.1